FOR IMMEDIATE RELEASE
Contact: Danny Meisenheimer
VP of Brand Management
Pizza Inn, Inc.
469-384-5000
dmeisenheimer@pihq.com

PIZZA INN, INC. REPORTS RESULTS FOR THE THIRD QUARTER OF
FISCAL YEAR 2008

Momentum continues with 1.1% Domestic Chain-wide Comparable Sales Growth

The Colony, Texas – May 7, 2008-- PIZZA INN, INC. (NASDAQ:PZZI) today reported basic and diluted net income of $0.09 per share for its third fiscal quarter ended March 23, 2008 compared to $0.05 per share in the same quarter in the prior fiscal year.  The quarter resulted in net income of $898,000, versus net income of $457,000 for the same quarter in the prior fiscal year, on revenues of $11,668,000 and $11,583,000, respectively.

Operating performance for the third quarter of fiscal year 2008 included the following:

•	Comparable domestic buffet restaurant sales increased 1.8% for the third quarter and 3.4% year-to-date from the prior fiscal year.

•	Comparable domestic chain-wide sales increased 1.1% for the third quarter and 2.3% year-to-date from the prior fiscal year.

•	General and administrative expenses were lower by 23% for the third quarter and 43% year-to-date compared to the prior fiscal year.

•
The Company recorded income of $714,000 related to the release of a valuation allowance against its deferred tax asset.  This amount was offset by an expense of $498,000 for income taxes estimated for the nine months ended March 23, 2008.

As of April 7, 2008, the Company had repurchased substantially all of the 1,016,000 shares of Company stock authorized under the 2007 Stock Purchase Plan, approved by the Board of Directors in the fourth quarter of fiscal 2007.
Charlie Morrison, President and CEO, commented, "We are making excellent progress toward our goal of revitalizing the Pizza Inn brand. We continue to see momentum in our sales performance even in a tough economic environment.  As we celebrate our 50th anniversary this year, our franchisees and supplier partners are focused on executing the fundamentals that have fueled our five decades of success, including the delivery of fresh, hot pizzas to customers at home or in our restaurants with an unmatched level of service .”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Pizza Inn’s operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within the restaurant and entertainment industries, success of franchise operations, negative publicity, seasonality, government regulations, weather and commodity, insurance and labor costs.

Pizza Inn, Inc. (www.pizzainn.com) is headquartered in The Colony, Texas, along with its distribution division, Norco Restaurant Services Company.  The Company is a franchisor and food and supply distributor to a system of franchised and company owned restaurants operating both domestically and internationally under the trade name “Pizza Inn.”

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 23,	March 25,	March 23,	March 25,
	2008	2007	2008	2007
REVENUES:
Food and supply sales	$10,316	$10,202	$32,269	$30,822
Franchise revenue	1,181	1,195	3,643	3,502
Restaurant sales	171	186	529	574

	11,668	11,583	36,441	34,898

COSTS AND EXPENSES:
Cost of sales	9,554	9,568	30,156	29,472
Franchise expenses	623	619	1,949	2,037
General and administrative expenses	661	857	2,017	3,531
Severance	4	-	383	-
Provision for bad debts	100	20	158	20
Loss (gain) on sale of assets	2	(6)	9	(570)
Other income	-	-	-	(179)
(Recovery) provision for litigation costs	-	-	(284)	302
Interest expense	-	2	-	475
	10,944	11,060	34,388	35,088

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAXES	724	523	2,053	(190)
Income taxes	(216)	-	(216)	-
INCOME (LOSS) FROM
CONTINUING OPERATIONS	940	523	2,269	(190)
Loss from discontinued
operations, net of income tax benefit	(42)	(66)	(173)	(262)
NET INCOME (LOSS)	$898	$457	$2,096	$(452)

EARNINGS PER SHARE OF COMMON
STOCK - BASIC:
Income (loss) from continuing operations	$0.10	$0.06	$0.23	$(0.02)
Loss from discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Net income (loss)	$0.09	$0.05	$0.21	$(0.04)

EARNINGS PER SHARE OF COMMON
STOCK - DILUTED:
Income (loss) from continuing operations	$0.10	$0.06	$0.23	$(0.02)
Loss from discontinued operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Net income (loss)	$0.09	$0.05	$0.21	$(0.04)

Weighted average common shares
outstanding - basic	9,634	10,138	9,955	10,139

Weighted average common
shares outstanding - diluted	9,670	10,139	9,987	10,139

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 23,	March 25,	March 23,	March 25,
	2008	2007	2008	2007

Net income (loss)	$898	$457	$2,096	$(452)
Interest rate swap gain - (net of tax expense
of $0) for all periods	-	-	-	14
Comprehensive income (loss)	$898	$457	$2,096	$(438)

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 23,	June 24,
ASSETS	2008	2007
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,013	$1,879
Accounts receivable, less allowance for bad debts
of $589 and $451, respectively	3,067	2,716
Notes receivable, current portion	6	8
Inventories	1,385	1,518
Property held for sale	313	336
Deferred income tax assets, net	1,105	458
Prepaid expenses and other assets	273	165
Total current assets	7,162	7,080

LONG-TERM ASSETS
Property, plant and equipment, net	600	778
Notes receivable	9	12
Re-acquired development territory, net	78	239
Deposits and other assets	104	85
	$7,953	$8,194
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,677	$2,082
Accrued expenses	1,817	1,805
Total current liabilities	3,494	3,887

LONG-TERM LIABILITIES
Deferred gain on sale of property	190	209
Deferred revenues	295	314
Other long-term liabilities	23	7
Total liabilities	4,002	4,417

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,123,909 and 15,120,319 shares, respectively;
outstanding 9,499,417 and 10,168,494 shares, respectively	151	151
Additional paid-in capital	8,485	8,471
Retained earnings	16,894	14,799
Treasury stock at cost
Shares in treasury: 5,624,492 and 4,951,825, respectively	(21,579)	(19,644)
Total shareholders' equity	3,951	3,777
	$7,953	$8,194

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 23,	March 25,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$2,096	$(452)
Adjustments to reconcile net income (loss) to
cash provided (used) by operating activities:
Depreciation and amortization	275	561
Deferred tax	(647)	(9)
Stock compensation expense	14	145
Provision for litigation costs	-	302
Loss (gain) on sale of assets	9	(570)
Provision for bad debts	158	20
Changes in operating assets and liabilities:
Notes and accounts receivable	(504)	269
Inventories	133	192
Accounts payable - trade	(405)	205
Accrued expenses	12	(3,476)
Prepaid expenses and other	(84)	735
Cash provided (used) by operating activities	1,057	(2,078)

CASH FLOWS FROM INVESTING ACTIVITIES:

Proceeds from sale of assets	108	11,325
Capital expenditures	(96)	(246)
Cash provided by investing activities	12	11,079

CASH FLOWS FROM FINANCING ACTIVITIES:
Deferred financing costs	-	(26)
Repayments of long-term bank debt	-	(8,044)
Repurchase of common stock	(1,935)	-
Cash used for financing activities	(1,935)	(8,070)

Net (decrease) increase in cash and cash equivalents	(866)	931
Cash and cash equivalents, beginning of period	1,879	184
Cash and cash equivalents, end of period	$1,013	$1,115

PIZZA INN, INC.
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Nine Months Ended
	March 23,	March 25,
	2008	2007

CASH PAYMENTS FOR:

Interest	$-	$495
Income taxes paid (refunded)	195	(680)

NON CASH FINANCING AND INVESTING
ACTIVITIES:
Gain on interest rate swap	$-	$22